UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)                                                                                     January 28, 2016

CD INTERNATIONAL ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)

Florida	001-33694	13-3876100
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

431 Fairway Drive, Suite 200, Deerfield Beach, FL	33441
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(954) 363-7333

not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement.

On January 28, 2016, CD International Enterprises, Inc.'s (the "Company" "we", "us" or "our") wholly owned subsidiary, Capital Resources Management Corporation ("Capital Resources Management"), entered into an agreement ("Agreement") with China-based trading corporation("China Trading"), whereby Capital ResourcesManagement has agreed to supply up to 200,000 wet metric tons (plus or minus 5%) of iron ore fineper month to China Trading, for a total of up to 4,800,000 wet metric tons to be delivered over a 24 months period.The Agreement provides specifications on concentrate content, methods of determining weight and moisture content of the concentrates, price and payment and adjustments thereto,and resolution of differences in concentrate assay results. The company has been actively sourcing supplier to execute the transaction.

Item 9.01                      Financial Statements and Exhibits.

(d)           Exhibits

10.59	Translation of Purchase Contract of iron ore fine dated January 28, 2016, between Capital Resources Management Corporation and the China-based trading company

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CD International Enterprises, Inc.

Date: February 9, 2016	By: /s/ Yuejian (James) Wang
Yuejian (James) Wang, PhD., Chief Executive Officer